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                                                                     EXHIBIT 4.1


                        1994 EMPLOYEE STOCK OPTION PLAN
                                       OF
                           SEARCH CAPITAL GROUP, INC.
                           (AS AMENDED AND ADJUSTED)


         I. PURPOSE. The purpose of this 1994 Employee Stock Option Plan of Search Capital Group, Inc. is to advance the interests of Search Capital Group, Inc., a Delaware corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         II. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                 A. "AGREEMENT" shall mean the agreement between the Company, and the Optionee that evidences the Option.

                 B. "BOARD" shall mean the Board of Directors of the Company.

                 C. "BUSINESS DAY" shall mean (i) if the Shares trade on a national exchange, or the NASDAQ National Market System, any day that the national exchange or the NASDAQ National Market System on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange or the NASDAQ National Market System, any day that commercial banks in the City of Dallas are open.

                 D. "CODE" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules promulgated thereunder as they may exist or may be amended from time to time.

                 E. "COMMISSION" shall mean the Securities and Exchange Commission.

                 F. "COMMITTEE" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to Section 15.

                 G. "COMPANY" shall mean Search Capital Group, Inc., a Delaware corporation.

                 H. "DATE OF GRANT" shall mean the date on which the Committee takes formal action to grant an Option to an Eligible Person, provided it is followed, as soon as reasonably possible, by written notice to the Eligible Person of the grant.

                 I.       "DIRECTOR" shall mean a member of the Board.

                 J. "ELIGIBLE PERSON(S)" shall mean those persons who are Employees or members of the Board of Directors of any Subsidiary, but excluding Directors who are not Employees.



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                 K.       "EMPLOYEE(S)" shall mean those persons who are
         employees of the Company or who are employees of any Subsidiary.

                 L. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 M.       "FAIR MARKET VALUE" shall mean:

                          1. If Shares are listed on a national securities exchange or the NASDAQ National Market System at the date of determining the Fair Market Value and Shares traded on such exchange or NASDAQ National Market System on the date of reference, the last reported sales price per share on such exchange or NASDAQ National Market System on the date of reference as reported in any newspaper of general circulation;

                          2. If Shares are listed on a national securities exchange or the NASDAQ National Market System at the date of determining the Fair Market Value and Shares did not trade on such exchange or NASDAQ National Market System on the date of reference, the last reported sales price per share on such exchange or NASDAQ National Market System on the next day prior thereto on which Shares traded as reported in any newspaper of general circulation;

                          3. If Shares are quoted on NASDAQ (other than the NASDAQ National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations of Shares on such system on the date of reference as reported in any newspaper of general circulation; or

                          4. If neither Subsections 2(m)(i), 2(m)(ii) or 2(m)(iii) applies, a value determined by any fair and reasonable means prescribed by the Committee.

                 N. "INCENTIVE STOCK OPTION" shall mean an option that is an incentive stock option as defined in Section 422 of the Code.

                 O. "NASD" shall mean the National Association of Securities Dealers, Inc.

                 P.       "NASDAQ" shall mean the NASD Automated Quotation
         System.

                 Q. "NONQUALIFIED STOCK OPTION" shall mean an option that is not an incentive stock option as defined in Section 422 of the Code.

                 R. "OPTION" (when capitalized) shall mean any option granted under this Plan.

                 S. "OPTIONEE" shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan by reason of the death of such person.

                 T. "PLAN" shall mean this 1994 Employee Stock Option Plan of Search Capital Group, Inc.

                 U. "SHARE(s)" shall mean a share or shares of the common stock , par value one cent ($0.01) per share, of the Company.




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                 V.       "SUBSIDIARY" shall mean any corporation (other than
         the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         III.    SHARES AND OPTIONS.

                 A. Subject to adjustments provided in Section 10 the Company may grant to Eligible Persons from time to time Options to purchase an aggregate of up to Six Hundred and Twenty-Five Thousand (625,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. Such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee on the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are employees of the Company or a Subsidiary.

                 B. The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

         IV.     CONDITIONS FOR GRANT OF OPTIONS.

                 A. Each Option shall be evidenced by an Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from Eligible Persons. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                 B. In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee, the Optionee not competing with the Company, the Optionee maintaining confidentiality of the Company's trade secrets or the continued employment of the Optionee for a specified period of time;




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         provided, however, that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                 C. The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

         V. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee; provided, however, that the exercise price for any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant or as otherwise provided herein.

         VI.     EXERCISE OF OPTIONS.  An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable federal and/or state income tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

         VII. VESTING OF OPTIONS. Unless otherwise provided in this Plan or in the related Agreement, each Option shall vest 33% on the first anniversary of its Date of Grant, an additional 33% on the second anniversary of its Date of Grant and the final 34% on the third anniversary of its Date of Grant. The Committee, in its sole discretion, can provide in an Agreement that an Option may vest in such amounts and at such intervals as the Committee may provide.
In any event, Shares subject to an Option shall not vest if the Optionee is not an Eligible Person on the date of the relevant vesting or if the Option has expired.

         VIII.   EXERCISABILITY OF OPTIONS.

                 A. Except as otherwise provided in this Plan, an Option shall not be exercisable with respect to Shares that have not vested in accordance with the relevant Agreement.

                 B. The expiration date of an Option shall be determined by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

                 C. An Option shall not be exercisable prior to the six-month anniversary of its Date of Grant.

                 D. The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

                 E. On the date thirty (30) days prior to any occurrence described in Subsections (8)(e)(i), (ii) or (iii), but only where such anticipated occurrence actually takes place, notwithstanding the exercise schedule in an Option, each Option shall immediately become





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         exercisable in full where there (i) is any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) is a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or
         (iii) is a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

                 F. Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Subsection 8(d) or (e), the portion of such Option that may be exercised to acquire Shares that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Shares"), is limited to that number of Acceleration Shares that can be acquired without causing the Optionee to have an "excess parachute payment" as determined under Section 280G of the Code, determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. If as a result of this Subsection 8(f), the Optionee may not acquire all of the Acceleration Shares, then the Acceleration Shares that the Optionee may acquire shall be the last shares that the Optionee would have been entitled to acquire had this Option not been accelerated.

         IX.     TERMINATION OF OPTION PERIOD.

                 A. Unless otherwise provided the respective Agreement, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                          1. Except as provided in Subsection 9(a)(iv), thirty (30) days after the date that Optionee ceases to be employed by the Company or a Subsidiary regardless of the reason therefor other than as a result of such termination by reason of (x) death, (y) mental or physical disability of Optionee as determined by a medical doctor satisfactory to the Committee or (z) termination of Optionee's employment with the Company or a Subsidiary for cause;

                          2. Except as provided in Subsection 9(a)(iv), one (1) year after the date on which the Optionee suffers a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

                          3. one (1) year after the date that the Optionee ceases to be employed by the Company or a Subsidiary by reason of death of the Optionee;

                          4. six (6) months after the date on which the Optionee shall die, if the Optionee's death shall occur during the thirty-day period described in Subsection 9(a)(i) or the one-year period described in Subsection 9(a)(ii) or 9(a)(iii);

                          5. the date that Optionee ceases to be employed by the Company or a Subsidiary as a result of a termination for cause;

                          6. with respect to Options held by a person who is a member of the Board of Directors of a Subsidiary who is not also an Employee, thirty (30) days after the date that Optionee ceases to be a member of such Board of Directors; provided, however,





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                 that if the Optionee ceases to be a member of such Board of
                 Directors because of the mental or physical disability (as determined by a medical doctor satisfactory to the Committee) or death of such Optionee, or if such Optionee shall suffer a mental or physical disability (as determined by a medical doctor satisfactory to the Committee) or die within thirty
                 (30) days after the date that the Optionee ceases to be a member of such Board of Directors, such Optionee shall terminate one (1) year after the date on which the Optionee shall cease to be a member of such Board of Directors; and

                           7. the tenth (10th) anniversary of the Date of Grant of the Option.

                  B. If provided in an Option, the Committee in its sole discretion may, by giving written notice (a "Cancellation Notice") cancel, effective upon the date of the consummation of any of the transactions described in Subsection 8(e), all or any portion of such Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after stockholder approval of such transaction.

         X.      ADJUSTMENT OF SHARES.

                 A. If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event.

                          1. appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                          2. appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                 B. The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporation transaction.

                 C. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                 D. Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the





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         Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

         XI. TRANSFERABILITY OF OPTIONS. Each Option shall be transferable only in the event that (i) such transfer is pursuant to the Optionee's will or the laws of descent and distribution or (ii) such transfer applies to a Nonqualified Stock Option and receives the written consent of the Committee. Otherwise, each Option shall not be transferable and so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

         XII. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance or transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the respective Agreement or any law or regulation including, but not limited to, the following:

                 A. A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                 B. A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         XIII. OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary, as defined in Section 425 of the Code, at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

         XIV. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall be subject to all terms and provisions hereof except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Shares in excess of the limits contained in Subsection 3(b) of this Plan; and (iii) shall not be subject to Section 13 of this Plan. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type. Persons who are members





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of the Board of Directors of a Subsidiary who are not also Employees shall only be eligible to receive Nonqualified Stock Options.

         XV.     ADMINISTRATION OF THE PLAN.

                 A. The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (herein called the "Committee") consisting of not less than two
         (2) members of the Board. Except for the powers set forth in Section 18, the Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board.

                 B. The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                  C. Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

                 D. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to determine the terms and provisions of the respective Agreements (which need not be identical); provided, however, such terms and provisions shall not be inconsistent with this Plan, including the extent to which the transferability of Shares upon the exercise of Options is restricted; (iii) to construe the terms of this Plan or any Agreement; (iv) as provided in Subsection 10(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and (v) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 15(d), and such determinations shall be final, binding and conclusive.

         XVI. GOVERNMENT REGULATIONS. This Plan, Options and the obligations of the Company to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or the NASD as may be required.

         XVII.   MISCELLANEOUS.

                 A. The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.




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
                 B. The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to Optionee's position with the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee, or interfere in any way with the rights of the Company to terminate his or her status as an Employee.

                 C. Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option. Members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company), and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

                 D. Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

                 E. Neither the Committee nor the Company guarantees Shares from loss or depreciation.

                 F. All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover from an Optionee or his heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by an Optionee in breach of this Plan or such Optionee's Agreement.

                 G. Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee to be incorrect.

                 H. The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

                 I. The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

                 J. Any action required of the Company relating or the Committee to this Plan or any Option shall be by resolution of its Board, the Committee or by a person authorized to act by resolution of the Board or the Committee, as the case may be.




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                 K.       If any provision of this Plan or any Option is held
         to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

                 L. Whenever any notice is required or permitted under this Plan or any Option, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan or any Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Subsection 17(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 17(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan or any Option, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in the Option pertaining to the Shares to which such notice relates.

                 M. Any person entitled to notice under this Plan may waive such notice.

                 N. This Plan or any Option shall be binding upon (i) the respective Optionee, his legal representatives, heirs, legatees or distributee, (ii) upon the Company, its successors, and assigns, and
         (iii) upon the Board, the Committee and its successors.

                 O. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

                 P. All questions arising with respect to the provisions of this Plan or any Option shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Delaware corporate law that is controlling. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern.

                 Q. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan or any Option dictates, the plural shall be read as the singular and the singular as the plural.

         XVIII. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee may from time to time amend the Plan or any Option; provided, however, that [except to the extent provided in Section 10] no such amendment may, without approval by the stockholders of the Company, (a) increase the number of Shares reserved for Options or change the class of employees eligible to receive Options, (b) permit the granting of Options that expire beyond the maximum 10-year period described in Subsection 8(b), or (c) extend the termination date of the Plan as set forth in Section 19; and provided, further, that [except to the extent provided in Section 9] no amendment or suspension of the Plan or any





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Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         XIX. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date set forth below, on which date the Board adopted this Plan; provided, however, if the Plan is not approved by at least a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a quorum is present within one (1) year after the effective date then, in such event, the Plan and all Options granted pursuant to the Plan shall be null and void. The Plan shall terminate on the tenth anniversary of the effective date. Options outstanding on the termination date of the Plan shall survive the termination of the Plan and shall terminate pursuant to the terms of the Agreements evidencing such Options.



ADOPTED BY THE BOARD:                      AUGUST 1, 1994

EFFECTIVE DATE:                            AUGUST 1, 1994

AMENDED AND ADJUSTED:                      JANUARY 27, 1997





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